UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

SAFENET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission File Number)	(IRS Employer Identification No.)

4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)

(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 15, 2004, SafeNet, Inc. completed the merger of Snowflake Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of SafeNet, with and into DataKey, Inc., a Minnesota corporation, pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 9, 2004 by and among SafeNet, DataKey and Snowflake Acquisition Corp. As a result of the merger, Datakey has become a wholly-owned subsidiary of SafeNet and all remaining shares of Datakey common stock that were not validly tendered and purchased in the tender offer conducted by SafeNet prior to the merger, except those shares for which appraisal rights under applicable law have been properly exercised, have been converted into the right to receive $0.65 net per share in cash.

     The cash consideration for the tender offer and the merger was funded with cash on hand. The amount of consideration was determined on the basis of arm’s length negotiations between SafeNet and Datakey.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial statements: In accordance with Item 9.01(a) of Form 8-K, the financial statements for Datakey, Inc. required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before March 1, 2005.

     (b) Pro forma financial information: In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before March 1, 2005.

     (c) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger dated September 9, 2004 by and among SafeNet, Inc., Snowflake Acquisition Corp. and Datakey, Inc. (filed as an exhibit to the Schedule TO filed by SafeNet, Inc. with the Securities and Exchange Commission on September 21, 2004 and incorporated herein by reference).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2004

SAFENET, INC.

By:	/s/ Anthony A. Caputo

Anthony A. Caputo, Chairman and Chief Executive Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM
2.1	Agreement and Plan of Merger dated September 9, 2004 by and among SafeNet, Inc., Snowflake Acquisition Corp. and Datakey, Inc. (filed as an exhibit to the Schedule TO filed by SafeNet, Inc. with the Securities and Exchange Commission on September 21, 2004 and incorporated herein by reference).

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